UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

555 California Street, 50th Floor,
San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 8, 2010, KKR Financial Holdings LLC (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated ( the “Underwriter”) to issue and sell (the “Offering”) 18,000,000 shares of the Company’s common shares, no par value, representing limited liability company interests in the Company and, at the option of the Underwriter, up to an additional 2,700,000 common shares to cover over-allotments, if any. Pursuant to the Underwriting Agreement, the Underwriter has agreed to purchase such common shares from the Company at a price of $9.04 per share, resulting in $162,720,000 in gross proceeds to the Company, before expenses, and $187,128,000 in gross proceeds, before expenses, if the Underwriter exercises its over-allotment option in full.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-167479) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission on December 10, 2010.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01                                             Financial Statements and Exhibits.

(d)                               Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 8, 2010, among the Company, KKR Financial Advisors LLC and Morgan Stanley & Co. Incorporated.

99.1	Opinion of Richards, Layton & Finger, P.A., relating to the validity of the common shares.

99.2	Consent of Richards, Layton & Finger, P.A., (Contained in Exhibit 99.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ MICHAEL R. MCFERRAN
Name:	Michael R. McFerran
Title:	Chief Financial Officer

Date: December 10, 2010